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EXHIBIT 10.32b


                PROLOGIC MANAGEMENT SYSTEMS,INC. AND SUBSIDIARIES
                         Pro Forma Financial Information

                  CONDENSED CONSOLIDATED STATEMENT OF INCOME






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
                              EIGHT MONTHS ENDED    PRO FORMA          ADJUSTED
                               NOVEMBER 30, 1997   ADJUSTMENTS     NOVEMBER 30, 1997
                              ------------------   -----------     ----------------
                                 (unaudited)       (unaudited)        (unaudited)
Revenues
  Hardware                      $ 10,192,273                         $ 10,192,273
  Licenses                         1,586,774                            1,586,774
  Services                         1,811,697                            1,811,697
                                ------------                          -----------
Total Net Revenue               $ 13,590,744                         $ 13,590,744

Total Cost of Sales             $ 10,896,842                         $ 10,896,842

Gross Margin                    $  2,693,902                         $  2,693,902

Operating Expenses
  Selling and Marketing         $  1,081,422                         $  1,081,422
  General & Administrative         2,269,355                            2,269,355
  Research & Development             268,518                              268,518
                                ------------                         ------------
                                $  3,619,295                         $  3,619,295

Operating Income (Loss)             (925,393)                            (925,393)

Interest Expense                     262,352                              262,352
  Other Income (Expense)             (17,492)                             (17,492)
                               -------------                         ------------
Income (loss) before taxes      $ (1,205,237)                        $ (1,205,237)
Income Taxes                              --                                   --
                               -------------                         ------------
Net loss                        $ (1,205,237)                        $ (1,205,237)
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